UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of stockholders of Idera Pharmaceuticals, Inc. (the “Company”) held on June 13, 2016 (the “Annual Meeting”), the Company’s stockholders voted in the following manner with respect to the following proposals:

1. The following nominees were elected to the Board as Class III directors for terms expiring at the 2019 annual meeting of stockholders.

	For	Withheld	Broker Non- Votes
Dr. Sudhir Agrawal	56,190,953	1,325,036	41,046,968
Mr. Youssef El Zein	56,935,771	580,218	41,046,968
Dr. Mark Goldberg	53,819,491	3,696,498	41,046,968

The terms of the following directors continued after the Annual Meeting:

Vincent J. Milano
James A. Geraghty
Julien C. Baker
Maxine Gowen
Kelvin M. Neu, M.D.
William S. Reardon

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	55,585,718
Against:	1,820,147
Abstain:	110,124
Broker Non-Votes:	41,046,968

3. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 was ratified.

For:	95,375,056
Against:	2,693,954
Abstain:	493,947
Broker Non-Votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: June 17, 2016	By:	/s/ Mark J. Casey
Mark J. Casey
Senior Vice President, General Counsel
and Secretary